EXHIBIT 5



                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                   May 8, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:               VISUAL DATA CORPORATION
                           REGISTRATION STATEMENT TO FORM SB-2
                           FILED DECEMBER 26, 1996
                           FILE NO. 333-18819

Dear Sir/Madam:

         We have acted as special counsel to Visual Data Corporation, a Florida corporation, in connection with the sale of up to 1,000,000 shares of Common Stock, $.0001 par value per share and an additional 1,207,680 shares of Common Stock for sale by the holders thereof (the "Selling Securityholders") for resale from time to time by the Selling Securityholders (collectively the "Securities"), as set forth in the above Registration Statement.

         In our capacity as such counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

         2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, (ii) the Securities have been issued




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Securities and Exchange Commission
May 8, 1997
Page 2




                  and sold as contemplated in the Registration Statement and the Underwriting Agreement referred to therein, and (iii) the Securities have been duly executed, delivered and paid for, such Securities will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                   Very truly yours,



                                   /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                   ------------------------------------------
                                   Atlas, Pearlman, Trop & Borkson, P.A.